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                                                                Exhibit 1.A(10)


[LOGO]                             JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
                                                    [Life New Business Services
                                                                   P.O. Box 111
                                                         Boston, MA 02117-0111]

AN INDIVIDUAL VARIABLE LIFE INSURANCE APPLICATION TO JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY FOR HELP WITH THIS LIFE INSURANCE APPLICATION, OR FOR MORE INFORMATION, CALL US AT [1-800-677-5700]

                     ---------------------------------------------------------------------------------------------------
1.  PROPOSED INSURED
                     ---------------------------------------------------------         ---------------------------------
                                      Name (First / MI / Last)                               Social Security Number

                     ---------------------------------------------------------         ---------------------------------
                                               Address                                   Date of Birth (Mo. / Day / Yr.)

                     ---------------------------------------------------------
                                          City/ State / Zip                              [_]  Male         [_]  Female
                       (       )
                     ---------------------------------------------------------
                       Home Phone                                Best Place to Call:     [_]  Home         [_]  Business
                       (       )                                  Best Time to Call:
                     ---------------------------------------------------------           --------------------------------
                       Business Phone

                     ---------------------------------------------------------
                       E-Mail Address (Optional)

                     ---------------------------------------------------------         ---------------------------------
                       Occupation                                                      Annual Income

                     ---------------------------------------------------------         ---------------------------------
                       Employer Name                                                   Length of Employment

                     ---------------------------------------------------------         ---------------------------------
                       Employer Address                                                Military Pay Grade

                     ---------------------------------------------------------         ---------------------------------
                       Driver License Number                                           State

2.  OWNER
                     ---------------------------------------------------------         ---------------------------------
                        Name (First / MI / Last)                                          Social Security Number

                     ---------------------------------------------------------         ---------------------------------
Complete this          Address                                                           Taxpayer ID (if Owner is a trust)
 section only if the
 Proposed Insured is ---------------------------------------------------------         ---------------------------------
 not the Owner.        City/ State / Zip                                                 Date of Birth (Mo. / Day / Yr.)
                                                                                         (       )
                     ---------------------------------------------------------         ---------------------------------
                       Relationship to Proposed Insured                                  Home Phone
                                                                                         (       )
                     ---------------------------------------------------------         ---------------------------------
                                                                                         Business Phone

3.  BENEFICIARY(IES)

                     ------------------------------------       --------------         ---------------------------------
                       Primary Beneficiary(ies)                 Percent of Benefit       Relationship to Proposed Insured
Use Page 6 if
 additional space is ------------------------------------       --------------         ---------------------------------
 needed.  (Percent
 of benefit must     ------------------------------------       --------------         ---------------------------------
 equal 100%.)
                     ------------------------------------       --------------         ---------------------------------
                       Contingent Beneficiary(ies)              Percent of Benefit        Relationship to Proposed Insured

                     ------------------------------------       --------------         ---------------------------------


4.  COVERAGE
                        1.  Sum Insured (Coverage Amount)                 $
                                                                          ------------------------------------------
                        2.  Death Benefit Option (choose one)             [_]   Option A - (Level Death Benefit)
                                                                          [_]   Option B - (Increasing Death Benefit)

                        3.  Life Insurance Definition (choose one only    [_]   Cash Value Accumulation Test
                            if Death Benefit Option A is elected)         [_]   Guideline Premium Test
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


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
5.  RIDERS                          [_] Long Term Care Rider (not available with Option B or Guideline Premium Test)
                                        Monthly Acceleration Percentage:   [_] 1%     [_] 2%     [_] 4%
                                    [_] Age 100 Maintenance of Death Benefit Rider
                                    --------------------------------------------------------------------------------

6.  PAYMENT DETAILS                 Planned Premium [(check a or b)]
                                    [a. [_]] $ ____________annually for ____ (year(s)
                                        [Optional:  Annual increase of ____% OR $____ for ___ year(s)
                                        Additional first year Planned Premium $__________
                                     b. [_] Customized Schedule (list by Policy Year(s))
                                        Policy Year(s)          Planned Premium Amount
                                        ____-____               $___________
                                        ____-____               $___________
                                        ____-____               $___________ ]
--------------------------------------------------------------------------------------------------------------------
[ Please select one method of         [[_]]     Automatic deduction from my bank account
 payment. ]
                                      Payment Frequency Options  [  [_] Annually    [_] Semiannually
                                                                    [_] Quarterly   [_] Monthly]
                                             Name of Financial Institution:        ________________________________
                                             Bank Routing Number:                  ________________________________
                                             Bank Account Number:                  ________________________________
                                      [ [_]  Bill me annually
                                        [_]  Other ]

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7.  SUB-ACCOUNT INVESTMENT OPTIONS

PERCENTAGES MUST BE IN WHOLE AMOUNTS AND EQUAL TO 100%.

     [DOMESTIC EQUITIES                      DOMESTIC EQUITIES (CONTINUED)                BONDS
     % Equity Index                          % Small/Mid Cap Value                        % Short Term Bond
-----                                   -----                                        -----
     % Large Cap Value CORE                  % Small/Mid Cap Growth                       % Active Bond
-----                                   -----                                        -----
     % Large Cap Value                       % MFS New Discovery Series                   % V.A. Strategic Income
-----                                   -----                                        -----
     % V. A. Financial Industries            % Small Cap Equity                           % High Yield Bond
-----                                   -----                                        -----
     % Large Cap Aggressive Growth           % Small Cap Growth                           % Global Bond
-----                                   -----                                        -----
     % Fidelity VIP Growth
-----
     % Fidelity VIP Contrafund               INTERNATIONAL EQUITIES/BALANCED              CASH EQUIVALENTS
-----
     % MFS Growth Series                     % Janus Aspen Global Technology              % Money Market
-----                                   -----                                        -----
     % Large/Mid Cap Value                   % Global Balanced
-----                                   -----
     % AIM V.I. Value                        % Janus Aspen Worldwide Growth               FIXED ACCOUNT
-----                                   -----
     % AIM V.I. Growth                       % International Opportunities                % Fixed Account]
-----                                   -----                                        -----
     % MFS Research Series                   % Fidelity VIP Overseas Equity
-----                                   -----  Fund - Class 2
     % Mid Cap Growth
-----                                        % Emerging Markets Equity
     % Small/Mid Cap Core               -----
-----

OPTIONAL:
Check here for         [_] Dollar Cost Averaging     OR     [_] Asset Rebalancing
--------------------------------------------------------------------------------------------------------------------
TELEPHONE TRANSFER OPTION
I direct the Company to act upon telephone instructions from the Owner (a trustee, if the Owner is a trust; or an authorized business official, if the Owner is a business entity) to change future payment allocations, transfer existing funds among the Subaccount Investment Options, and process policy loans, subject to the provisions of the policy.

Telephone Subaccount Transfer   [_] Yes    [_] No             Telephone Loan   [_] Yes    [_] No
--------------------------------------------------------------------------------------------------------------------

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
                  ----------------------------------------------------------------------------------------------------------
8.  PERSONAL      1.  Personal Financial Statement
    INFORMATION       [_] Check here if this information is alternatively provided by attached third party financial statement.  Skip to #2.

Please answer         TOTAL ASSETS                           TOTAL LIABILITIES / NET WORTH
 the following        Real Estate      $                      Mortgages          $
 questions                            ------------------                       -----------------------
 regarding the        Investments      $                      Other Debts        $
 Applicant                            ------------------                       -----------------------
                      Qualified
                      Retirement Plans $
                                      ------------------
                      Other            $
                                      ------------------
                      TOTAL ASSETS     $                     TOTAL LIABILITIES   $
                                      ------------------                        ----------------------
                      NET WORTH (Total Assets - Total Liabilities) $
                                                                  ------------------------------------
                  2.  Investment Experience
                      Please list the types of investments you own, include previous experience with any investments listed below.  Check all that apply:
                      [_] CD/T-Bills      [_] Options      [_] Mutual Funds           [_] Limited Partnerships
                      [_] Stocks          [_] Bonds        [_] Other
                  3.  Household Income
                      [_] $10,000 - $24,999                [_]  $25,000 - $49,999     [_] $50,000 - $74,999
                      [_] $75,000 - $99,999                [_]  $100,000 - $149,999   [_] $150,000 or over

                       Source of Premium Dollars (if other than current income):
                       Approximate Federal income tax bracket?  [_]less than 25%   [_] 25-35%  [_] greater than 35%
                       Approximately what % of your disposable income (total income less taxes less fixed expenses) is your Planned Premium?
                       Do you anticipate any significant reduction in current income?
                       [_] No   [_] Yes, please give details:
                  4.   Family Status
                       Marital status:  [_] Married     [_] Single     [_] Widowed       [_] Divorced
                       Number of Dependents:                        Age of Dependents:
                                                       -----------                      ---------------------------
                  5.   Indicate the purpose of the death benefit of this Life Insurance policy (Check all that apply):
                       [_] Replace Family Income
                       [_] Provide for Estate Settlement Costs and Taxes
                       [_] Charitable Gift Insurance Plan
                       [_] Provide for Mortgage or Debt Liquidation
                       [_] Insure / supplement Retirement funds *
                           [_] (check if maximum contribution is made to your Qualified Retirement plan)
                       [_] Insure / supplement College Fund *
                       [_] Other purpose:
                       * Approximate years until the supplemental funds are needed:
                  6.   Declination to Provide Information
                       [_] I decline to provide the above personal information.  I understand this may affect the
                       Company's willingness to offer the amount of coverage applied for.  I accept responsibility for the appropriateness of the type of policy I am buying and its suitability to my circumstances.
-------------------------------------------------------------------------------------------------------------------

9.  INFORMATION        a)  Is this insurance applied for intended to replace or change any existing life insurance
    ABOUT EXISTING         or annuity policies?        [_]  Yes      [_]  No
    INSURANCE COVERAGE b)  List all existing life insurance or annuity policies on the Proposed Insured and indicate any policies that will be replaced:

                             Name of Company              Amount       Type of Policy        Will this policy be
                                                                                                  replaced?
                           ----------------------------------------------------------------------------------------
                                                                                              [_]  Yes   [_]  No
                           ----------------------------------------------------------------------------------------
                                                                                              [_]  Yes   [_]  No
                           ----------------------------------------------------------------------------------------
                                                                                              [_]  Yes   [_]  No

                                  [_]  [Check this box if this is a 1035 exchange]

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
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10.  TOBACCO USE           Has the Proposed Insured used any tobacco products (i.e., cigarettes, cigars, pipes, chewing tobacco, etc.):
                            a)   in the past 5 years?                                                 [_]   Yes     [_]   No
                            b)   in the past  year?                                                   [_]   Yes     [_]   No
----------------------------------------------------------------------------------------------------------------------------------
11.  OTHER INFORMATION      a)   Is any other life insurance application now pending or               [_]   Yes     [_]   No
                                 contemplated on the life of the Proposed Insured?
Please answer the           b)   Has the Proposed Insured ever been refused any coverage for          [_]   Yes     [_]   No
 following questions             life, disability, or health insurance or been asked to
 regarding the Proposed          pay extra premiums?
 Insured.  If you answer    c)   Has the Proposed Insured in the past 5 years resided or              [_]   Yes     [_]   No
 yes to any of these             traveled outside the U.S. or Canada, or does the Proposed
 questions, please               Insured intend to reside or travel outside the U.S. or Canada
 provide additional              in the next two years?
 details on Page 6.
                            d)   Is the Proposed Insured a citizen of a country other than the U.S.?  [_]   Yes     [_]   No
                            e)   Has the Proposed Insured ever been convicted of reckless
                                 driving or driving under the influence or had a driver's
                                 license suspended or revoked?
                            f)   In the past 3 years, has the Proposed Insured been convicted of      [_]   Yes     [_]   No
                                 2 or more motor vehicle moving violations?
                            g)   Has the Proposed Insured in the past 3 years done, or does the
                                 Proposed Insured intend to do, any of the following:
                                 1)  flying as a pilot or crewmember?                                 [_]   Yes     [_]   No
                                 2)  scuba diving (greater than 50 feet), skydiving, racing of        [_]   Yes     [_]   No
                                     motor vehicles, motorcycles, or motor boats, white water
                                     rafting, mountain climbing, bungee jumping, helicopter
                                     skiing or other hazardous sports?
                            h)   In the past 10 years, has the Proposed Insured been convicted
                                 of the violation of any criminal law (unless later acquitted)?       [_]   Yes     [_]   No
                            i)   Are any criminal charges now pending against the Proposed
                                 Insured or is the Proposed Insured currently on probation?           [_]   Yes     [_]   No

----------------------------------------------------------------------------------------------------------------------------------
12.  HEALTH HISTORY         a)   1)  Height                  ft.              in.     2)  Weight                       lbs.
                                                   ---------        ---------                              -----------
                                 3)  Any change in weight in the past year?                           [_]   Yes     [_]   No
                                     [_]   Gain           lbs.      [_]  Loss             lbs.
                                                ---------                      -----------
Please answer the           b)   Has the Proposed Insured consulted with or been treated by any       [_]   Yes     [_]   No
 following questions             physician or other medical practitioner in the past two years?
 regarding the Proposed          If Yes, indicate reason for visit:
 Insured.  If you answer         [_] Treatment for specific conditions
 yes to any of these             [_] Other consultations
 questions, please               Please describe reason for visit and diagnosis on Page 6.
 provide additional         c)   Has the Proposed Insured ever been treated for or had any            [_]   Yes     [_]   No
 details on Page 6.              known indication of disease of the heart, stroke, or cancer?
                            d)   Has the Proposed Insured been diagnosed with or treated by a         [_]   Yes     [_]   No
                                 physician or other medical practitioner for Human
                                 Immunodeficiency Virus (HIV) or Acquired Immune
                                 Deficiency Syndrome (AIDS)?
                            e)   Is the Proposed Insured currently taking any prescription            [_]   Yes     [_]   No
                                 medication(s) or has the Proposed Insured been advised to
                                 take any medications?
                            f)   Has the Proposed Insured been admitted to a hospital or other        [_]   Yes     [_]   No
                                 medical or rehabilitation facility within the past 5 years for reasons other than normal pregnancy?

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
                            g)   Within the past 5 years, has the Proposed Insured
                                 1)  used narcotics, barbiturates, hallucinogens, heroin,             [_]   Yes     [_]   No
                                     cocaine, or any other drugs, except as prescribed
                                     by a physician?
                                 2)  received counseling or treatment regarding the use               [_]   Yes     [_]   No
                                     of alcohol or other drug use?
                            h)   Has the Proposed Insured received disability payments?               [_]   Yes     [_]   No
                            i)   Has the Proposed Insured had any electrocardiograms,                 [_]   Yes     [_]   No
                                 blood tests, or other medical tests or studies?
                            j)   Within the past 5 years, has the Proposed Insured had any            [_]   Yes     [_]   No
                                 mental or physical impairment, or disease not already listed?

13.  FAMILY HISTORY              Does any of the Proposed Insured's siblings or parents               [_]   Yes     [_]   No
                                 have a history of diabetes, cancer, high blood pressure
                                 or cholesterol, heart or kidney disease, or mental
                                 illness?
                                                   Age(s) if     Age(s) at death,            Cause of Death
                                                   Living        if deceased
Please complete               Father
 information               --------------------------------------------------------------------------------------
in the following              Mother
 table.                    --------------------------------------------------------------------------------------
                              Brothers
                           --------------------------------------------------------------------------------------
                              Sisters
                           --------------------------------------------------------------------------------------

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

EXPLANATIONS           Please provide details of yes answers here:

Question Number:

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

AGREEMENTS AND SIGNATURES

I have read all the questions and answers in this application and its supplements (if any). All responses are true and complete to the best of my knowledge and belief.

1) The first premium will not be deemed paid unless any check, draft, or other instrument of payment given as a premium is paid in accordance with its terms.

2) Except as provided in any Temporary Insurance Agreement, the insurance, including additional benefits, if any, applied for never takes effect unless, during my lifetime and while my health and habits and other matters inquired into in this application remain as stated in this application, all of the following have occurred: (a) the policy, including riders (if any) has been issued, delivered to, and accepted by me; (b) the Minimum Initial Premium has been paid; and (c) any amendments issued with the policy have been completed and signed. If selected, I have read and understand the terms and conditions of the Temporary Insurance Agreement.

3) An agent or medical examiner has no authority to make or discharge contracts or alter the Company's rules or requirements, this agreement or the policy, or to accept risks or pass on insurability. A medical examiner is not an agent of the Company.

4) ALL BENEFITS, PAYMENTS, AND VALUES, INCLUDING THE DEATH BENEFIT AND ACCOUNT VALUE, UNDER ANY POLICY ISSUED WHICH IS BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THE ACCOUNT VALUE MAY EVEN DECREASE TO ZERO. THE POLICY APPLIED FOR AND THE SUBACCOUNT INVESTMENT OPTION ELECTED IN THIS APPLICATION ARE IN ACCORDANCE WITH MY INSURANCE OBJECTIVES AND MY ANTICIPATED FINANCIAL NEEDS.

5) I authorize any medical practitioner or facility, insurance company, consumer reporting agency, motor vehicle record agency, and the Medical Information Bureau to give John Hancock Variable Life Insurance Company or its representative any medical or motor vehicle information it has in its records on me to use for underwriting my insurance and for claims purposes. I, or my authorized representative, am entitled to receive a copy of this authorization. I acknowledge receipt of the Federal Fair Credit Reporting Act Notice. A photocopy of this authorization is as valid as the original and is valid for 24 months. A faxed signature is deemed as good as an original.

6) I authorize John Hancock Variable Life Insurance Company to deduct from my bank account the required insurance premiums, based on my selected method of payment above.

7) I certify under the penalty of perjury that the Owner's Taxpayer Identification Number is correct and complete.

8)  I have received a current prospectus for the policy applied for.

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

156-EVUL-00

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

ELECTRONIC DOCUMENTS

[If you consent, we will deliver all notices, documents, and other information relating to your account to your email address or, in some cases, to your personal account folder located at [insert URL here], until you revoke this consent. Examples of the electronic documents we will deliver include: contracts, transaction confirmations, account statements, notices of new documents in your personal account folder, and notices of new public documents posted on [insert URL here]. We will post and regularly update public documents, such as prospectuses and annual reports, on the [Update] section of [insert URL here.]

To view, download, or print electronic documents, you must have access to the Internet, maintain a valid email address, and install Adobe Acrobat Reader on your computer.

We do not charge a fee for providing electronic documents; however, you may incur Internet access charges, telephone charges, and other third party charges when receiving electronic documents or downloading required software. YOUR ABILITY TO ACCESS OR TRANSACT BUSINESS ON OUR WEB SITE MAY BE LIMITED DUE TO CIRCUMSTANCES BEYOND OUR CONTROL, SUCH AS SYSTEM OUTAGES.

You can revoke this consent at any time upon reasonable notice to us, by calling [ 1-800-555-5555 ], or writing to us at the following address: [200 Clarendon Street, Boston, MA 02117 ]

PAPER DOCUMENTS

For a free paper copy of any document relating to your account, please call 1-800-[555-5555] or write to us at the following address: [200 Clarendon Street, Boston, MA 02117 ]. Please indicate which documents you want to receive on paper and provide us with your mailing address. We also reserve the right to deliver documents to you on paper at any time should the need arise.

EMAIL ADDRESS

Please type your current email address here: ________________________. To update your email address, please contact us at [insert URL here].

[_] I consent to electronic delivery of documents under the terms and conditions specified above.

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Signature of Applicant                                         Date
                       ----------------------------------------     -----------
If the Applicant is not the Proposed Insured, then the Proposed Insured must assent to this application by signing below:

Signature of Proposed Insured                                  Date
                       ----------------------------------------     -----------
(if other than Applicant)
-------------------------------------------------------------------------------
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[FOR USE BY REPRESENTATIVE/AGENT, IF APPLICABLE

Do you have any knowledge or reason to believe that       [_]  Yes     [_]  No
replacement of or change to existing insurance or
annuity coverage may be involved?
   (if yes, give
        details):
                  -------------------------------------------------------------

Representative                                      Agency Name:
Name:             --------------------------------              ---------------

Representative                                      Agency Code:
Number:           --------------------------------              ---------------

Sales Credit
Information:       ______________________]

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156-EVUL-00

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